Exhibit 24

February 23, 2012

TO:     Theodore H. Bunting, Jr.
    Daniel T. Falstad

Re:      Power of Attorney - Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2011, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Theodore H. Bunting, Jr and Daniel T. Falstad and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ J. Wayne Leonard
J. Wayne Leonard
Chairman of the Board, Director
and Chief Executive Officer

/s/ Maureen S. Bateman	/s/ Blanche L. Lincoln
Maureen S. Bateman	Blanche L. Lincoln
Director	Director

/s/ Gary W. Edwards	/s/ Stewart C. Myers
Gary W. Edwards	Stewart C. Myers
Director	Director

/s/ Alexis M. Herman	/s/ William A. Percy, II
Alexis M. Herman	William A. Percy, II
Director	Director

/s/ Donald C. Hintz	/s/ W. J. Tauzin
Donald C. Hintz	W. J. “Billy” Tauzin
Director	Director

/s/ J. Wayne Leonard	/s/ Steven V. Wilkinson
J. Wayne Leonard	Steven V. Wilkinson
Chairman of the Board, Director and Chief Executive Officer	Director

/s. Stuart L. Levenick	/s/ Leo P. Denault
Stuart L. Levenick	Leo P. Denault
Director	Executive Vice President and Chief Financial Officer

ATTACHMENT I

Entergy Corporation

Chairman of the Board, Director and Chief Executive Officer – J. Wayne Leonard (principal executive officer)
Executive Vice President and Chief Financial Officer – Leo P. Denault (principal financial officer)

Directors – Maureen S. Bateman, Gary W. Edwards, Alexis M. Herman, Donald C. Hintz, J. Wayne Leonard, Stuart L. Levenick, Blanche L. Lincoln, Stewart C. Myers, William A. Percy, II,  W. J. “Billy” Tauzin, and Steven V. Wilkinson

February 23, 2012

TO:     Theodore H. Bunting, Jr.
    Daniel T. Falstad

Re:      Power of Attorney - Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2011, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned persons, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Theodore H. Bunting, Jr. and Daniel T. Falstad and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC.
ENTERGY GULF STATES LOUISIANA, L.L.C.
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.
ENTERGY TEXAS, INC.
SYSTEM ENERGY RESOURCES, INC.

/s/ William M. Mohl	/s/ Hugh T. McDonald
William M. Mohl Director, Chairman of the Board, President and Chief Executive Officer of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC	Hugh T. McDonald Director, Chairman of the Board, President and Chief Executive Officer of Entergy Arkansas, Inc.

/s/ Haley R. Fisackerly	/s/ Leo P. Denault
Haley R. Fisackerly Director, Chairman of the Board, President and Chief Executive Officer of Entergy Mississippi, Inc.
Leo P. Denault
Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc., and System Energy Resources, Inc.

/s/ Charles L. Rice, Jr.	/s/ Mark T. Savoff
Charles L. Rice, Jr. Director, Chairman of the Board, President and Chief Executive Officer of Entergy New Orleans, Inc.	Mark T. Savoff Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., and Entergy Texas, Inc.

/s/ John T. Herron	/s/ Steven C. McNeal
John T. Herron Director, Chairman, President and Chief Executive Officer of System Energy Resources, Inc.	Steven C. McNeal Director of System Energy Resources, Inc.

/s/ Gary J. Taylor	/s/ Wanda C. Curry
Gary J. Taylor Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc.	Wanda C. Curry Vice President, Chief Financial Officer - Nuclear Operations of System Energy Resources, Inc.

/s/ Joseph F. Domino
Joseph F. Domino Director, Chairman of the Board, President and Chief Executive Officer of Entergy Texas, Inc.

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer – Hugh T. McDonald (principal executive officer).

Directors – Hugh T. McDonald, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Gulf States Louisiana, L.L.C.

Chairman of the Board, President and Chief Executive Officer – William M. Mohl (principal executive officer).

Directors – William M. Mohl, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Louisiana, LLC

Chairman of the Board, President and Chief Executive Officer – William M. Mohl (principal executive officer).

Directors - William M. Mohl, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Mississippi, Inc.

Chairman of the Board, President and Chief Executive Officer – Haley R. Fisackerly (principal executive officer).

Directors – Haley R. Fisackerly, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy New Orleans, Inc.

Chairman of the Board, President and Chief Executive Officer – Charles L. Rice, Jr. (principal executive officer).

Directors - Leo P. Denault, Charles L. Rice, Jr., Mark T. Savoff, and Gary J. Taylor

Entergy Texas, Inc.

Chairman of the Board, President and Chief Executive Officer – Joseph F. Domino (principal executive officer).

Directors – Joseph F. Domino, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

System Energy Resources, Inc.

Chairman, President and Chief Executive Officer – John T. Herron (principal executive officer);
Vice President and Chief Financial Officer - Nuclear Operations – Wanda C. Curry (principal financial officer).

Directors – John T. Herron, Leo P. Denault and Steven C. McNeal